UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2014

_______________________

BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	0-18710	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3303 Monte Villa Parkway
Bothell, Washington 98021
(Address of principal executive offices, including zip code)

 (425) 402-1400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01                      Other Events.

BioLife Solutions, Inc. (the “Company”) has scheduled its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) for May 4, 2015.

Because the expected date of the Annual Meeting represents a change of more than 30 days from the anniversary of our 2014 annual meeting of stockholders held on August 6, 2014, we set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in our proxy statement for the Annual Meeting.  In order to be considered timely, we must receive such proposals at our principal executive offices at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, Attention: Chief Financial Officer no later than January 15, 2015.  The proxies to be solicited by us for our 2015 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than February 6, 2015, which is 45 calendar days prior to the date we anticipate mailing the proxy statement for the Annual Meeting.

A copy of the Company’s press release, dated December 24, 2014, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Dated: December 24, 2014	By:	/s/
Daphne Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 24, 2014